UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

HyOrc Corporation

(Exact name of registrant as specified in its charter)

Wyoming	000-51048	91-1910791
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3050 Post Oak Boulevard, Suite 510-Q60, Houston, Texas 77056

(281) 532 9034

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of Each Exchange on which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On October 21, 2026, HyOrc Corporation (the “Company”) received a notice from ONENERGY GREENPOWER EAD and ON ENERGY EOOD (“OnEnergy”) purporting to discontinue the Company’s participation in a proposed Bulgarian waste-to-methanol project following an unsuccessful joint grant application under the parties’ agreement dated March 23, 2026.

The Company disputes the validity of the purported termination and maintains that the contractual conditions for such action have not been established.

HyOrc has formally challenged OnEnergy’s position, reserved its contractual and intellectual property rights, and remains open to a constructive resolution.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 104 — Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ K. Reginald Fubara
K. Reginald Fubara
Chief Executive Officer
HyOrc Corporation
Date: October 25, 2026